EXHIBIT a (33)

                              [NEIGHBORCARE LOGO]


June 27, 2005

Dear NeighborCare Associate,

As you are likely aware, this morning we announced that our Board of Directors has recommended that our investors reject the other guy's revised offer for our Company.

The Board's decision is, among other things, based upon the success we have had in running the business -- success that is largely attributable to your focus on our Top 5 priorities and executing our business plan.

As I have expressed to you many times, I am proud of what we have accomplished together over the last 18 months. We have overcome many obstacles and made progress towards our goals despite the distractions that have come our way. Thanks to your hard work, NeighborCare has emerged as the innovative leader in LTC pharmacy, providing superior service and technological innovation for our customers.

Today's announcement should not change anything about day-to-day life at NeighborCare. We have an ongoing commitment to our customers, and our focus needs to remain on them. This is the best way to achieve our goals as a company.

Of course, we recognize that this news will likely generate lots of rumors and speculation. Unfortunately, there's little we can do about that, except to ask that you not become distracted. As I am sure you realize from the events of the past year, it is best not to be influenced by rumors and speculation in our daily activities. Please stay committed to conducting business as usual as this has proven to be our most valuable course of action throughout this situation.

As always, I remain grateful for all that you have done and continue to do for our Company.

Sincerely,

/s/ John J. Arlotta

John J. Arlotta
Chairman, President and Chief Executive Officer
NeighborCare, Inc.


STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE FEDERAL SECURITIES LAWS) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED BY THE EFFECTS OF OMNICARE'S TENDER OFFER OR ITS PENDENCY ON THE COMPANY AND ITS BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.


NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING THE TENDER OFFER BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.